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                                                                 Exhibit 99. (q)

                      DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

      Each of the undersigned, as directors and trustees of the below listed open-end investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                                            1933 Act                 1940 Act
                                                                          Reg. Number              Reg. Number
                                                                          -----------              -----------
RiverSource Bond Series, Inc.                                             2-72174                  811-3178
RiverSource California Tax-Exempt Trust                                   33-5103                  811-4646
RiverSource Dimensions Series, Inc.                                       2-28529                  811-1629
RiverSource Diversified Income Series, Inc.                               2-51586                  811-2503
RiverSource Equity Series, Inc.                                           2-13188                  811-772
RiverSource Global Series, Inc.                                           33-25824                 811-5696
RiverSource Government Income Series, Inc.                                2-96512                  811-4260
RiverSource High Yield Income Series, Inc.                                2-86637                  811-3848
RiverSource Income Series, Inc.                                           2-10700                  811-499
RiverSource International Managers Series, Inc.                           333-64010                811-10427
RiverSource International Series, Inc.                                    2-92309                  811-4075
RiverSource Investment Series, Inc.                                       2-11328                  811-54
RiverSource Large Cap Series, Inc.                                        2-38355                  811-2111
RiverSource Managers Series, Inc.                                         333-57852                811-10321
RiverSource Market Advantage Series, Inc.                                 33-30770                 811-5897
RiverSource Money Market Series, Inc.                                     2-54516                  811-2591
RiverSource Sector Series, Inc.                                           33-20872                 811-5522
RiverSource Selected Series, Inc.                                         2-93745                  811-4132
RiverSource Series Trust                                                  333-131683               811-21852
RiverSource Short Term Investments Series, Inc.                           N/A                      811-21914
RiverSource Special Tax-Exempt Series Trust                               33-5102                  811-4647
RiverSource Strategic Allocation Series, Inc.                             2-93801                  811-4133
RiverSource Strategy Series, Inc.                                         2-89288                  811-3956
RiverSource Tax-Exempt Series, Inc.                                       2-57328                  811-2686
RiverSource Tax-Exempt Income Series, Inc.                                2-63552                  811-2901
RiverSource Tax-Exempt Money Market Series, Inc.                          2-66868                  811-3003
RiverSource Variable Portfolio-Income Series, Inc.                        2-73113                  811-3219
RiverSource Variable Portfolio-Investment Series, Inc.                    2-73115                  811-3218
RiverSource Variable Portfolio-Managed Series, Inc.                       2-96367                  811-4252
RiverSource Variable Portfolio-Managers Series, Inc                       333-61346                811-10383
RiverSource Variable Portfolio-Money Market Series, Inc.                  2-72584                  811-3190
RiverSource Variable Portfolio-Select Series, Inc.                        333-113780               811-21534
RiverSource Variable Series Trust                                              *                         *

* To be assigned.

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hereby constitutes and appoints Steven R. Lewis, Jr., any other member of the
Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

      Dated the 11th day of September, 2007.

/s/ Kathleen A. Blatz                      /s/ Jeffrey Laikind
-----------------------------------        ------------------------------------
Kathleen A. Blatz                          Jeffrey Laikind

/s/ Arne H. Carlson                        /s/ Stephen R. Lewis, Jr.
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Arne H. Carlson                            Stephen R. Lewis, Jr.

/s/ Pamela G. Carlton                      /s/ Catherine James Paglia
-----------------------------------        ------------------------------------
Pamela G. Carlton                          Catherine James Paglia

/s/ Patricia M. Flynn                      /s/ Alison Taunton-Rigby
-----------------------------------        ------------------------------------
Patricia M. Flynn                          Alison Taunton-Rigby

/s/ Anne P. Jones                          /s/ William F. (Ted) Truscott
-----------------------------------        ------------------------------------
Anne P. Jones                              William F. (Ted) Truscott